EXHIBIT 23.1

Consent of Independent Petroleum Engineers and Geologists

We hereby consent to the incorporation by reference in the registration statement (No. 333-163442) on Form S-3 of the Tri-Valley Corporation (the “Company”) and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission, of the reference to Leland B. Cecil and the inclusion of our report dated February 7, 2011.

By:  /s/ Leland B. Cecil
         Leland B. Cecil, P.E.

Logan, Utah
February 12, 2011